EXHIBIT 10.18

Hive System Purchase Agreement

Party A: HEALTHPORT MEDICAL CONSULTING PTE. LTD.

Party B: Tianjin Youfei Digital Technology Group Co., Ltd.

In the spirit of sincere cooperation, mutual benefit, and equality, and following amicable negotiations, Party A and Party B hereby reach the following agreement:

1. Cooperation Scope

Party A and Party B cooperate on the development and provision of the Hive System, hereinafter referred to as the "Product,"

Hive System is a business platform based on the concept of crowdsourcing. It matches projects from clients with business teams, integrates upstream and downstream project resources, provides platform-based operational management, offers business monitoring and compliance management, and provides intelligent decision-making based on business data.

Through a platform-based model, the Hive System efficiently and effectively connects a massive number of upstream project clients with downstream contractors. It also functions with a managed operational model, clear lines of responsibility, and enhances business productivity.

2. Cooperation Mode

2.1 Based on Party B's existing system products and technical capabilities, both parties will collaborate in the development. Party A will provide business requirements, and Party B will provide relevant foundational products, as well as R&D personnel.

2.2 Both parties jointly ensure that, without the prior written permission of the other party, no party shall unilaterally use the name, trademark, or service marks of the other party or any portion thereof.

2.3 Both parties guarantee that they have obtained approval from their respective internal authorized bodies for the signing and performance of this agreement. The signing and performance of this agreement do not contravene agreements with third parties, laws, regulations, rules, and other regulatory documents.

3. Intellectual Property Rights

1

3.1 In the performance of this contract, the intellectual property rights of new work results achieved by Party B using information, materials, and working conditions provided by Party A belong to Party A. The intellectual property rights of new work results achieved by Party A using information, materials, and working conditions provided by Party B also belong to Party A. Unless otherwise agreed upon, the intellectual property rights of work results completed by Party B in this project are entirely owned by Party A.

3.2 Party B guarantees the respect of Party A's copyright and will not decrypt, copy, or provide Party A's technical data, code, or systems to third parties, nor will it engage in any actions that could infringe upon Party A's legal rights concerning software products.

4. Payment

4.1 Party A shall pay Party B a total development fee of 4.5 million US dollars (in words: "four million five hundred thousand US dollars").

4.2 This contract employs the following payment methods:

4.2.1 After the initial acceptance of the Product, Party A shall pay Party B or a company designated by Party B 30% of the development fee, an amount of 1.35 million US dollars (in words: "one million three hundred fifty thousand US dollars"). The date for payment of the remaining development fees will be determined based on the subsequent use and promotion of the Product and shall be negotiated by both parties, with payment to be made no later than 1 year after the first payment.

4.2.2 Prior to payment by Party A, Party B shall issue an invoice for an equivalent amount to Party A. The receipt of invoices by Party A does not indicate that Party A's payment obligations have been satisfied. Payment obligations will be considered met only when the entire contractual amount has been received by Party B or its designated account.

5. Validity Period

The term of this agreement is 3 years, starting from the effective date of this agreement. Upon expiration, if neither party raises objections, it will automatically renew.

6. Confidentiality

2

6.1 In this agreement, "Confidential Information" refers to any non-public information related to business or conduct, whether tangible in writing or in any other form, including, but not limited to, all information marked and agreed to as "confidential" by one party. Confidential Information includes not only written and other tangible information but also intangible information communicated through oral, visual, electronic, or other means. Confidential Information does not include the following: (a) information already in the public domain, not in violation of this agreement; (b) information lawfully obtained by the receiving party from a third party; (c) information that the receiving party can prove was known through lawful means before obtaining it from the disclosing party; (d) information that the receiving party can prove was independently developed by them. All provisions in this agreement are to be treated as confidential information by all parties and cannot be disclosed to external parties without written consent.

6.2 All parties agree (a) not to disclose or use any confidential information of another party to any third party except as expressly permitted in this agreement, (b) to take all reasonable measures to maintain the security of all confidential information that they own or control. In no case will the measures used to protect the confidential information of another party be less stringent than the measures used to protect their similar critical information.

6.3 All parties acknowledge that any unauthorized disclosure or unauthorized use of confidential information, as well as any threatened violation of the provisions of Section 6, would cause irreparable harm and loss to the disclosing party. In the event of an actual or threatened violation or potential violation of Section 6, the disclosing party will have the right to protect and obtain injunctive measures to prohibit the disclosure of confidential information, with such measures not limiting the other legal remedies sought by the disclosing party.

6.4 Besides the above, all parties may disclose confidential information (a) as required by a court of competent jurisdiction or other government agency or as required by law, regulations, and related regulatory agencies, (b) on the premise of "need to know," disclose to attorneys, accountants with the confidentiality agreement.

6.5 This confidentiality obligation will continue to be effective after the termination, rescission, or expiration of this agreement.

3

7. Breach of Contract

7.1 In the event of a breach by one party, the non-breaching party may, through written notice, require the breaching party to cease the breach within a specified time and eliminate its consequences. If the breaching party fails to cease the breach within the stipulated time, the non-breaching party has the right to terminate this agreement immediately.

7.2 Any breach by either party of its representations, commitments, warranties, or obligations under this agreement that results in any litigation, disputes, claims, penalties, or similar actions for the other party shall be the responsibility of the breaching party, and if such a breach causes losses to the other party, the breaching party shall be liable to compensate for those losses.

8. Anti-Bribery and Anti-Corruption Clause

8.1 The signatory parties to this agreement commit not to engage in, authorize, or allow any acts that would result in a violation of anti-bribery laws and regulations by the signatory parties and/or their affiliated companies. This obligation is especially applicable to illegal payments to government officials, public authorities, or their associated representatives, family members, or friends.

8.2 Neither party to this agreement shall offer, provide, or agree to provide employees, agents, or representatives of the other party with any gifts, money, or other forms of benefits, nor shall they accept or agree to accept such benefits from employees, agents, or representatives of the other party or third parties. The signatory parties shall not receive such benefits during the negotiation, signing, or performance of this agreement.

8.3 If at any point during the negotiation, signing, or performance of this agreement, one party becomes aware of any corrupt behavior, they shall promptly notify the other party. If either party engages in any form of bribery prohibited by this agreement or if one party has reasonable grounds to believe that the other party has engaged or is engaging in bribery prohibited by this agreement, that party has the right to terminate this agreement immediately.

9. Miscellaneous

4

9.1 All parties agree that any disputes, disagreements, or lawsuits arising from or in connection with this agreement, or related to the rights and obligations of the parties under this agreement, can be brought before a People's Court with jurisdiction over the domicile of the plaintiff.

9.2 No Agency Relationship: Each party is an independent contracting party and has no authority or power to undertake or generate any obligations or responsibilities on behalf of the other party. This agreement should not be interpreted as creating or implying any joint venture, agency, or partnership relationship.

9.3 Severability of the Agreement: In any situation where any provision of this agreement is deemed unenforceable or invalid by a court, arbitration institution, or relevant government agency, the other parts of this agreement will remain in full force.

9.4 Force Majeure: None of the parties shall be liable for any delay or failure to fulfill the obligations stipulated in this agreement when such delay or failure is due to reasons beyond the reasonable control of any party, including but not limited to strikes, riots, civil unrest, fires, floods, storms, explosions, natural disasters, wars, government actions, earthquakes, or any other reasons beyond the reasonable control of any party.

9.5 This agreement, upon being signed and sealed by both Party Aand Party B, becomes effective. This agreement is made in duplicate, with each party holding one copy, both having the same legal effect.

(End of Document)

Party A:

[Signature]

Party B:

[Signature]

Date: January 4, 2022

5